POWER OF ATTORNEY


		I, William B. Binch, hereby authorize and

designate each of Robert Olson, Gregg Waldon, Ryan R. Miske, W. Smith

Sharpe, Jr., Gordon S. Weber and Jonathan R. Zimmerman, signing singly, as my true and lawful attorney-in-fact to:

	(1)	execute for and on
my
behalf, in my capacity as an officer, director or greater than 10 percent shareholder of Stellent, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the
"Exchange Act") and the rules and regulations promulgated thereunder;


	(2)	do and perform any and all acts for and on my
behalf which may be
necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority, and the National Association of
Securities Dealers; and

	(3)	take any
other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


		I hereby further grant to each
such attorney-in-fact full power and
authority to do and perform any and
every act and thing whatsoever
requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the
Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

		This Power of Attorney shall
remain in full
force and effect until I am no longer required to file Forms
3, 4 and 5
with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

		IN WITNESS WHEREOF, I
have
caused this Power of Attorney to be duly executed as of this 4th day of
April, 2006.


							/s/ William B. Binch